                                                                                      Exhibit 10.18
                                     AMENDED TERMINATION PROTECTION AGREEMENT
                                              FOR EXECUTIVE EMPLOYEES
                                                        OF
                                       O'SULLIVAN INDUSTRIES HOLDINGS, INC.

         THIS AGREEMENT is made as of the 1st day of February, 1996, by and between the
"Company" (as hereinafter defined) and ____________ (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a "Change in Control" (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

         WHEREAS, the Board has determined that it is essential and in the best interest of the
Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his/her continued dedication and efforts in such event without undue concern for his/her personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his/her employment is terminated as a result of, or in connection with, a Change in Control and to provide the Executive with the "Gross-Up Payment" (as hereinafter defined) and certain other benefits whether or not the Executive's employment is terminated;

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1.     Term of Agreement.  This Agreement shall commence as of February 1, 1996 and shall continue in effect until February 1, 1998; provided, however, that commencing on February 1,
1997 and on each February 1 thereafter, the term of this Agreement shall be automatically extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least 90 days prior thereto that the term of this Agreement shall not be so extended; and
provided further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 24 months after the occurrence of a Change in Control, if such Change in Control occurs during the term of this Agreement.

         2.     Definitions.

                2.1   Accrued Compensation.  For purposes of this Agreement, "Accrued
Compensation" shall mean all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including (i) base salary,
(ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the
Company during the period ending on the Termination Date, (iii) vacation pay, if required by applicable law, and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

                2.2   Base Amount.  For purposes of this Agreement, "Base Amount" shall mean the greater of the Executive's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the 90 day period prior to the Change in Control, and shall include all amounts of his/her base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company, if any.

                2.3   Bonus Amount.  For purposes of this Agreement, "Bonus Amount" shall mean the highest annual bonus paid or payable to the Executive for any fiscal year in respect of the three
(3) full fiscal years ended prior to the Change in Control, and shall include all amounts of his/her annual bonus that are deferred under the qualified and non-qualified employee benefit plans of the
Company, if any.

                2.4   Cause.  For purposes of this Agreement, a termination of employment is for
"Cause" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his/her reasonably assigned duties with the Company
(other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the
Executive has failed substantially to perform; or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail; and (y) the Executive shall have been provided an opportunity to be heard in person by the
Board (with the assistance of the Executive's counsel if the Executive so desires).  No act, or failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

                2.5   Change in Control.  For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                      (a)    An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934
Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule
13d-3 promulgated under the 1934 Act) of 15% or more of the combined voting power of the
Company's then outstanding Voting Securities; provided, however, that in determining whether a
Change in Control has occurred, Voting Securities which are acquired in a "Non-Control
Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan
(or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other
Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"); (2) the Company or any Subsidiary; or
(3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                      (b)    The individuals who, as of February 1, 1994, are members of the Board (the
"Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                      (c)    Approval by stockholders of the Company of:

                             (1)    A merger, consolidation or reorganization involving the Company, unless

                                    (i)   the stockholders of the Company, immediately before such
         merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                    (ii)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                                    (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the
         Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities,
         and

                                    (iv)  a transaction described in clauses (i) through (iii) shall herein be referred to as a "Non-Control Transaction";

                             (2)    A complete liquidation or dissolution of the Company; or

                             (3)    An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting
Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject
Person, then a Change in Control shall occur.

                      (d)    Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated following the Effective Date but within one (1) year prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
(ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the
Executive shall mean the date immediately  prior to the date of such termination of the Executive's employment.

                2.6   Company.  For purposes of this Agreement, the "Company" shall mean
O'Sullivan Industries Holdings, Inc. and shall include its "Successors and Assigns" (as hereinafter defined).

                2.7   Disability.  For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his/her duties with the Company for a period of 180 consecutive days and the Executive has not returned to his/her full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

                2.8   Effective Date.  For purposes of this Agreement, "Effective Date" shall mean
February 1, 1996.

                2.9   (a)    Good Reason.  For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in Subsections
(i) through (ix) hereof:

                             (i)    a change in the Executive's status, title, position or responsibilities
         (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change in his/her status, title, position or responsibilities as in effect at any time within 90 days preceding the date of the Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the

         Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities as in effect at any time within 90 days preceding the date of the Change in
         Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him/her to any of his/her offices or positions, except in connection with the termination of the Executive's employment for Cause, or as a result of his/her death, or by the Executive other than for Good Reason; or

                             (ii)   a reduction in the rate of the Executive's base salary below the Base
         Amount or any failure to pay the Executive any compensation or benefits to which he/she is entitled within 15 days of the date notice of such failure to pay is given to the Company and, in the case of any annual bonus, within 45 days following the end of the fiscal year pursuant to which such bonus relates; or

                             (iii)  a change in the accounting policies or practices as in effect during the
         90 days preceding the Change in Control or at any time thereafter which, in the Executive's reasonable judgment, results in a reduction in his/her earning potential; or

                             (iv)   the Company's requiring the Executive to be based at any place outside a 20-mile radius from his/her place of employment on the day prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control; or

                             (v)    the failure by the Company to (A) continue in effect (without reduction in benefit levels, reward opportunities and/or bonus potential for comparable performance) any material compensation or benefit plan in which the Executive was participating at any time within 90 days preceding the Change in Control or at any time thereafter including, but not limited to, the plans listed on Appendix A, unless such plan is replaced with a plan that provides at least substantially equivalent compensation or benefits to the Executive, or (B) provides the Executive with compensation and benefits, in the aggregate at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the
         Executive was participating at any time within 90 days preceding the Change in Control or at any time thereafter; or

                             (vi)   the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company, which petition is not dismissed within 60 days;
         or

                             (vii)  any material breach by the Company of any provision hereof; or

                             (viii) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4 hereof; or

                             (ix)   the failure of the Company to obtain an agreement, satisfactory to the
         Executive, from any Successor or Assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

                      (b)    Any event or condition described in this Section 2.9(a)(i) through (ix) which occurs following the Effective Date but within one (1) year prior to a Change in Control but which the Executive reasonably demonstrates (i) was at the request of a Third Party or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute
Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.  The Executive's failure to object promptly to a change in status, title, position, responsibilities or accounting policies or practices, or to other changes, shall not be deemed to mean that the Executive does not consider such change to be adverse to him or to affect his earning potential.

                2.10  Investment Value.  For purposes of this Agreement, "Investment Value" shall mean the sum of the capital investments made or committed to be made by the Executive in the purchase and improvement of his/her primary residence through the Termination Date, with such capital investment(s) to be escalated on an annually compounded basis based on increases and decreases in the Factory Mutual Engineering and Research Building Index of Cost Trends--
Residential Buildings for the Middle West (the "Index").  To the extent a purchase, improvement or sale occurs on a date not included in the Index, the Index figure for such date shall be determined by linear interpolation between the two nearest dates for which Index figures are available.  See
Appendix B for sample calculations of "Investment Value."  In the event that the Index is discontinued or is otherwise not available for the range of periods required, the Investment Value shall be determined using another index of building costs reasonably selected by the Executive.

                2.11  Market Value.  For purposes of this Agreement, "Market Value" shall mean the appraised value of the Executive's primary residence as determined by an appraiser approved by at least one residential lender in the area of the Executive's primary residence and selected by the
Executive.  Market Value shall be determined as of a date selected by the Executive that is not earlier than six months prior to the Change in Control triggering the provisions of Section 3 of this
Agreement.

                2.12  Notice of Termination.  For purposes of this Agreement, following a Change in
Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                2.13  Pro Rata Bonus.  For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                2.14  Successors and Assigns.  For purposes of this Agreement, "Successors and
Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                2.15  Termination Date.  For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his/her date of death, in the case of Good Reason, the last day of his/her employment, and in all other cases, the date specified in the Notice of Termination;
provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the
Executive shall not have returned to the full-time performance of his/her duties during such period of at least 30 days.

         3.     Termination of Employment.

                3.1   If, during the term of this Agreement, the Executive's employment with the
Company shall be terminated within 24 months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                      (a)    If the Executive's employment with the Company shall be terminated (1) by the Executive other than for Good Reason and other than during the 60-day period commencing on the first anniversary of the date of the occurrence of a Change in Control (the "Window Period");
(2) by reason of the Executive's death; or (3) by the Company for Cause or Disability, the Company
shall pay to the Executive the Accrued Compensation and, if such termination is other than by the
Company for Cause, a Pro Rata Bonus.

                      (b)    If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a) or during the Window Period, the Executive shall be entitled to the following:

                             (i)    the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus; and

                             (ii)   the Company shall pay the Executive as termination pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount (the "Termination Amount") in cash equal to the sum of (A) the Base
         Amount and (B) the Bonus Amount; and

                             (iii)  for 12 months from the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his/her dependents and beneficiaries the fringe benefits (excluding those benefit plans included on Appendix A but including an automobile or automobile allowance and the related expenses of public liability insurance, collision coverage, repairs and maintenance) and the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y)
         to other similarly situated executives who continue in the employ of the Company during the
         Continuation  Period; provided, however, that with respect to any Executive who was entitled to the use of an automobile provided by the Company within the 90 day period prior to a
         Change in Control or at any time thereafter, the Executive shall be paid a cash payment equal to the value of the Company provided automobile to the Executive for the Continuation
         Period.  The coverage and benefits (including deductibles and contributions by the Executive, if any) provided in this Section 3.1(b)(iii) during the Continuation Period shall be no less favorable to the Executive and his/her dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y)
         above.  If the Company is unable, because of legal requirements governing its benefit plans, to provide the Executive with continued coverage under its life insurance, disability, medical, dental and hospitalization benefits required hereunder, the Company shall either (a) provide such insurance and benefits under separate plans or insurance policies at the Company's expense; or (b) pay to the Executive an amount (grossed up for federal, state and local income taxes, if such benefits were provided on a pre-tax basis prior to the Change in
         Control) sufficient for him to secure all such benefits, taking into account his age, health and health experience and other factors that might affect the availability and pricing of such benefits.  The Company's obligation hereunder with respect to the foregoing benefits (except for the automobile or automobile allowance and the related expenses of public liability insurance, collision coverage, repairs and maintenance) shall be limited to the extent that the
         Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder.  This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his/her dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the
         Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                             (iv)   the Company shall make the Executive whole for any taxes owed by the Executive with respect to any benefit referenced in Section 3(b)(iii) that was non-taxable to the Executive during either of the periods referred to in clauses (x) or (y) of such section;
         and

                             (v)    the Company shall pay in a single payment an amount equal to the product of E x P x W, where

         E =    the highest matching percentage under the Company's Stock Purchase Program (the
                "SPP") as in effect on the date immediately prior to the Change in Control, irrespective of the Executive's years of continuous participation in the SPP,

         P =    the maximum contribution rate under the SPP, and

         W =    the sum of the Base Amount and the Bonus Amount; and

                             (vi)   the Company shall pay in a single payment an amount equal to the product of M x C x 1/(1- T), where

         M =    the highest matching percentage under thess.401(k) component of the Company's
                Savings and Profit Sharing Plan (the "Savings Plan") as in effect on the date immediately prior to the Change in Control;

         C =    the maximum annual amount that could be deferred by the Executive under the Savings
                Plan (determined without regard to any non-discrimination tests) that would be subject to match by the Company under thess.401(k) component of the Savings Plan, assuming that the Executive's Compensation under the Savings Plan was the sum of the Base
                Amount and the Bonus Amount; and

         T =    the sum of the Executive's highest effective marginal federal, state and local income tax rates, determined by taking into account phased out exemptions, deductions and similar tax effects applicable to the Executive (the "Tax Rate"); and

                             (vii)  the Company shall pay in a single payment an amount equal to the quotient of (A) the highest profit sharing amount allocated to his/her account under the
         Savings Plan with respect to any of the three most recent Plan Years of the Savings Plan divided by (B) one (1) minus the Tax Rate; and

                             (viii) if the Executive is not vested in his profit sharing account in the
         Savings Plan, the Company shall pay in a single payment an amount equal to the quotient of
         (A) his non-vested profit sharing account balance as of the Termination Date divided by (B)
         one (1) minus the Tax Rate; and

                             (ix)   the Company shall pay in a single payment an amount equal to the present value of all benefits that would become payable under executive benefit plans designed to provide deferred retirement income for participants, calculating retirement benefits payable under such plans as though the Executive had continued to work for the
         Company, had then retired from the Company at age 65 (assuming the Executive is not at least age 65 on the Termination Date) (using as the discount rate the yield on U.S. Five Year
         Treasury Notes on the Termination Date as published in The Wall Street Journal) and had received compensation increases equal to the highest percentage increase in his/her compensation for the three complete fiscal years of the Company immediately preceding the occurrence of the Change in Control; and such payment shall be in lieu of any such benefits that would otherwise be paid under such plans; and

                             (x)    (A)  the restrictions on any outstanding incentive awards (including restricted stock and granted performance shares or units) granted to the Executive including, but not limited to, awards granted under the Company's 1994 Incentive Stock Plan, or under any other incentive plan or arrangement shall lapse and such incentive awards shall become
         100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested and (B) the Executive shall have the right to require the Company to  purchase, for cash, any shares of unrestricted stock or shares purchased upon exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company; and

                             (xi)   if the Executive moves from Lamar within 36 months after the
         Termination Date to accept permanent employment in a location more than 20 miles from his primary residence on the Termination Date, the Company will, upon request by the
         Executive, purchase the Executive's primary residence at the greater of the Executive's
         Investment Value therein on the date of such request or the Market Value thereof, with all closing costs of the purchase to be paid by the Company.  The closing and payment in cash for such purchase to occur within 30 days of the Executive's request, unless the Executive requests a longer period of time; and

                             (xii)  the Company shall pay for one year of outplacement services with an outplacement service selected by the Executive.  The outplacement services provided shall be selected by the Executive as reasonably necessary or helpful in securing a new position.
         If and when the Executive secures a new permanent (as opposed to temporary or iterim)
         position, the Company may discontinue further outplacement services.

                      (c)    The amounts provided for in Sections 3.1(a) and 3.1(b)(i), (ii), (iii) (only as to the automobile allowance and the related expenses of public liability insurance, collision coverage, repairs and maintenance), (iv), (v), (vi), (vii), (viii) and (ix) shall be paid in a single lump sum cash payment within five (5) days after the Executive's Termination Date (or earlier, if required by applicable law).

                      (d)    The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii), Section 3.1(c) and Section 3.1(d).

                3.2   (a)    The termination pay and termination benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, policy or practice.

                      (b)    The Executive's entitlement to any other compensation or benefits (other than the Pro Rata Bonus and other than the termination pay and termination benefits as provided under this Section 3) shall be determined in accordance with the Company's employee benefit plans
(including, the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

                      (c)    The Company shall have the right to deduct from any amount payable under this Agreement the amount equal to the federal, state and local income taxes required by law to be withheld with respect to the amounts payable hereunder.

                      (d)    Notwithstanding anything contained in this Agreement to the contrary, if any portion of the termination pay or termination benefits provided for in this Section 3 and any other present or future plan of the Company or other present or future agreement between the
Executive and the Company would not be deductible by the Company for federal income tax purposes by reason of application of Section 162(m) of the Internal Revenue Code of 1986, as
amended (the "Code"), then payment of that portion to the Executive shall be deferred until the earliest date upon which payment thereof can be made to the Executive without being non-deductible pursuant to Section 162 of the Code.  In the event of such deferral, the Company shall pay interest to the Executive on the deferred amount at 120% of the applicable federal rate provided for in
Section 1274(d)(1) of the Code.

         4.     Notice of Termination.  Following a Change in Control, any purported termination of the Executive's employment by the Company and/or the Employer shall be communicated by Notice of Termination to the Executive.  For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5.     Excise Tax Payments.

                (a)   In the event that any payment or benefit (within the meaning of
Section 280G(b)(2) of the Code), to the Executive or for his/her benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his/her employment with the Company or a change in ownership or effective control of the
Company or of a  substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure timely to file a tax return or pay taxes shown due on his/her return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the
Gross-Up Payment equal to the Excise Tax imposed upon the Payments.  For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay taxes at the
Tax Rate applicable at the time of payment of the Gross-Up Payment.

                (b)   An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the six largest accounting firms in the United States (the "Accounting
Firm").  The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the
Executive with respect to a Payment or Payments, it shall furnish the Executive with a written opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments.  Within ten days of the delivery of the Determination to the
Executive, the Executive shall have the right to dispute the Determination (the "Dispute").  The
Gross-Up Payment, if any, as determined pursuant to this Paragraph 5(b) shall be paid by the
Company to the Executive within five days of the receipt of the Accounting Firm's determination.
The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up
Payment in accordance with the Determination.  If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of
Paragraph 5(c) below.

                (c)   As a result of the uncertainty in the application of Sections 4999 and 280G of the
Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment").  An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise
Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient
Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the
Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction.  If an Underpayment occurs, the Executive shall promptly notify the Company and the
Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up
Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment.  An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the
Executive had previously received a Gross-Up Payment.  A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired.  If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the
Company to the Executive and the Executive shall pay to the Company on demand (but not less than
10 days after the determination of such Excess Payment and written notice has been delivered to the
Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable
Federal Rate provided for in Section 1274(d) of  the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the
Company.

                (d)   Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or
Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

         6.     Successors; Binding Agreement.

                (a)   This Agreement shall be binding upon and shall inure to the benefit of the
Executive, the Company, its Successors and Assigns and the Company shall require any Successor or Assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                (b)   Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his/her beneficiaries or legal representatives, except by will or by the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative, heirs and beneficiaries.

         7.     Fees and Expenses.  The Company shall pay all legal fees and related expenses
(including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment); (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with (i) the Dispute and (ii) the
Gross-Up Payment whether as a result of any applicable government taxing authority proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits; and (c) the Executive's hearing before the
Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

         8.     Notice.  For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company.  All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         9.     Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the
Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement).  Amounts which are vested benefits or which the
Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10.    Settlement of Claims.  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment or other right which the Company may have against the Executive or others.

         11.    Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the
Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         12.    Governing Law.  THE  VALIDITY,  INTERPRETATION,  CONSTRUCTION AND
PERFORMANCE  OF  THIS  AGREEMENT  SHALL  IN  ALL   RESPECTS  BE  GOVERNED
BY  AND  CONSTRUED  AND  ENFORCED  IN  ACCORDANCE  WITH  THE  LAWS  OF
THE  STATE  OF  MISSOURI  WITHOUT  GIVING  EFFECT  TO  THE  CONFLICT  OF  LAW
PRINCIPLES  THEREOF;  PROVIDED, HOWEVER,  THAT  IN ANY  ACTION  INVOLVING
THE  EXECUTIVE  AND  THE  COMPANY  WITH  RESPECT  TO  ANY  CLAIM  OR
ASSERTION  THAT  THE  EXECUTIVE'S  EMPLOYMENT  WAS  PROPERLY
TERMINATED  FOR  CAUSE,  THE  COMPANY  HAS  THE  BURDEN  OF  PROVING  THAT
THE  EXECUTIVE'S  EMPLOYMENT  WAS  PROPERLY  TERMINATED  FOR  CAUSE.

         13.    Forum.  Any suit brought by the Executive under this Agreement may be brought in the appropriate state or federal court for Barton County, Missouri, or for the county wherein the
Executive maintains his/her residence.  Any suit brought by the Company under this Agreement may only be brought in the county wherein the Executive maintains his/her residence unless the Executive consents to suit elsewhere.

         14.    Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15.    Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

ATTEST:                                                O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                                       By:                /s/ Daniel F. O'Sullivan
            /s/ Rowland H. Geddie, III                           -------------------------------------------------
------------------------------------------------
              Rowland H. Geddie, III                                             Daniel F. O'Sullivan
                      Secretary                                           Chairman and Chief Executive Officer

                                                                                                     APPENDIX A

                                          COMPENSATION AND BENEFIT PLANS

1.       Stock Purchase Program

2.       Incentive Stock Plan

3.       Savings and Profit Sharing Plan

                                                                                                     APPENDIX  B

                                    CALCULATION  of  SAMPLE  INVESTMENT  VALUE

Assume that the Executive purchased his primary residence in May 1990 for $120,000 and that he/she spent $25,000 renovating in January 1993.  Further assume the Executive's Termination Date is July 1999, and he requests the Company to purchase his primary residence in December 1999.
Finally, assume that the Factory Mutual Engineering Index of Cost Trends--Residential Buildings
for the Middle West for the dates indicated are as follows:

       Date             Index
1/90                           150
7/90                           152
1/93                           161
7/99                           198
1/00                           201

The calculation of the Investment Value of the Executive's residence would be as follows:
Beginning Index = 150 + (4/6 x (152-150)) =                                   151.33
Capital Improvement Index = 161 =                                             161.00
Repurchase Date Index = 198 + (5/6 x (201-198)) =                             200.50

Initial Cost Escalation = $120,000 x (200.50/151.33) =                                                   $158,986.78
Renovation Cost Escalation = $25,000 x (200.50/161.00) =                                                   31,133.54
Investment Value                                                                                         $190,120.32